Exhibit 15.1

June 20, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Foremost Clean Energy Ltd. (Formerly Foremost Lithium Resource & Technology Ltd.), which we understand will be included under Item 16.F of its Annual Report on Form 20-F which will be filed with the Securities and Exchange Commission on June 20, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

DAVIDSON & COMPANY LLP

Chartered Professional Accountants